CERTIFICATION PURSUANT TO
18 U.S.C. Section 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Tom Zapatinas hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.

the quarterly report on Form 10-Q of Preaxia Health Care Payment Systems Inc. for the period ended February 28, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	information contained in the quarterly report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Preaxia Health Care Payment Systems Inc.

Date: April 14, 2010	By: /s/ Tom Zapatinas
Name: Tom Zapatinas
Title: President
(Principal Executive Officer)

A signed original of this written statement required by Section 1350 of Title 18 of the United States Code has been provided to the Preaxia Health Care Payment Systems Inc. and will be retained by the Preaxia Health Care Payment Systems Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished as an exhibit to the Form 10-Q pursuant to Item 601(b)(32) of Regulation S-K and Section 1350 of Title 18 of the United States Code and, accordingly, is not being filed with the Securities and Exchange Commission as part of the Form 10-Q and is not to be incorporated by reference into any filing of the Preaxia Health Care Payment Systems Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Form 10-Q, irrespective of any general incorporation language contained in such filing.)